Exhibit 10.1

AMENDMENT TO AGREEMENT
FOR
JOINT PROJECTS OF MOVIE PRODUCTION, PROMOTION AND DISTRIBUTION

Date: Aug. 17, 2015

It is understood and agreed between ChinAmerica Andy Movie Entertainment Media Company, a Florida limited liability company, and Zhong Mei An Di Yin Shi Wen Hua Chuan Mei Ltd. Co., that “Agreement for Joint Projects of Movie Production, Promotion and Distribution” (the “Agreement”) dated Jan. 3, 2014, be amended as follows (this “Amendment”):

1.
The original contract for $1,000,000 will be amended by an increase of $306,480 totaling $1,306,480. Of this new contracted amount totaling $1,306,480, payments made to ChinAmerica Andy Movie Entertainment Media Company by Zhong Mei An Di Yin Shi Wen Hua Chuan Mei Ltd. Co. are to be distributed and treated as follows: $822,500 for consulting services performed and completed in 2014, $483,980 will be held by the Company in escrow as an advance deposit for consulting work to be performed in 2016.

2.	Continued Effect of the Agreement.
All provisions of the Agreement, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed. Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the Parties under the Agreement

3.	Interpretation of the Amendment.
In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Agreement, the provisions of this Amendment shall govern and control.
a.	Counterparts.
This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. An e-mailed ".pdf" data file copy of an original written signature shall be deemed to have the same effect as an original written signature.
IN WITNESS WHEREOF, the Parties hereby ratify, approve, accept, confirm and consent to this Amendment and have executed this Amendment as of the date first set forth above.

ChinAmerica Andy Movie Entertainment Media Company By: /s/ Andy Fan	Zhong Mei An Di Yin Shi Wen Hua Chuan Mei Ltd. Co. By: /s/ Jun Zhang
Andy Fan, President	Jun Zhang, Legal Representative